                                 AMENDMENT NO. 2

                                       TO

                             UNDERWRITING AGREEMENT

      This Amendment dated as of February 25, 2005 (the "Amendment"), amends the Underwriting Agreement (the "Agreement"), dated November 25, 2003, as amended, between the registered investment company listed on Schedule A (the "Company"), a Delaware statutory trust, on behalf of those series of the Company listed on Schedule A, and Fund Management Company, a Texas corporation.

                                   WITNESSETH:

      WHEREAS, the parties desire to amend the Agreement to add the Institutional Class Shares of Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio; and

      WHEREAS, the parties desire to amend the Agreement to remove the existing class of shares of Premier Portfolio and Premier Tax-Exempt Portfolio, which as of February 25, 2005 have been redesignated Investor Class;

      NOW, THEREFORE, the parties, intending to be legally bound, agree as follows;

      1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                             "UNDERWRITING AGREEMENT
                                   SCHEDULE A

REGISTERED
INVESTMENT
 COMPANY                               FUND                     EFFECTIVE DATE
----------                             ----                   ------------------
AIM TREASURER'S SERIES TRUST

   Premier Portfolio (Institutional Class)                    February 25, 2005
   Premier Tax-Exempt Portfolio (Institutional Class)         February 25, 2005
   Premier U.S. Government Money Fund (Institutional Class)   February 25, 2005"

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

                                                 COMPANY (LISTED IN SCHEDULE A)

                                                 By: /s/ Robert H. Graham
                                                     -------------------------
                                                 Name: Robert H. Graham
                                                 Title: President

                                                 FUND MANGEMENT COMPANY

                                                 By: /s/ Karen Dunn Kelley
                                                     -------------------------
                                                 Name: Karen Dunn Kelley
                                                 Title: President

                                       2